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                                                                     EXHIBIT 8.1

                  [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP ]

                                 March 1, 1999

The FINOVA Group Inc.
1850 N. Central Avenue, No. 1159
P.O. Box 2209
Phoenix, Arizona 85004

Ladies and Gentlemen:

     Pursuant to an Agreement and Plan of Merger dated as of January 6, 1999 (the "Merger Agreement") among The FINOVA Group Inc., a Delaware corporation ("FINOVA"), FINOVA Newco Inc., a Delaware corporation ("Merger Sub") and Sirrom Capital Corporation, a Tennessee corporation ("Sirrom"), Merger Sub will merge with and into Sirrom (the "Merger").

     We have acted as counsel to FINOVA in connection with the Merger and in that connection, you have requested our opinion as to the accuracy of the description in the registration statement of FINOVA filed March 1, 1999 (the "Registration Statement") of the material federal income tax consequences of the Merger to FINOVA. In rendering our opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate. In addition, we have assumed
(i) the Merger will be consummated in the manner contemplated in the Registration Statement and in accordance with the provisions of the Merger Agreement, (ii) the statements concerning the Merger set forth in the Registration Statement are accurate and complete, (iii) we will deliver an opinion (the "Tax Opinion") to you on the date of closing pursuant to Section 5.3(h) of the Merger Agreement, based upon reasonably requested representation letters, to the effect that (a) the Merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (b) FINOVA, Merger Sub and Sirrom will each be a party to the reorganization within the meaning of Section 368(b) of the Code, and (c) FINOVA, Merger Sub and Sirrom will not recognize gain or loss for U.S. federal income tax purposes as a result of the Merger; and (iv) the Merger will be treated for federal income tax purposes in accordance with the Tax Opinion.

     Under current law and on the basis and subject to (i) the accuracy of the statements and representations contained in the materials referred to above and the above assumptions and (ii) our considerations of such other matters as we have deemed necessary, in our opinion the discussion of the material federal income tax consequences of the Merger to FINOVA and Merger Sub in the Registration Statement under the headings "Summary -- Material Federal Income Tax Consequences" and "Material Federal Income Tax Consequences" is correct. You have not requested, and we do not express, an opinion concerning any other tax consequences of the Merger.

     This opinion expresses our views only as to U.S. federal income tax laws in effect as of the date hereof. It represents our best legal judgment as to the matters addressed herein, but is not binding on the Internal Revenue Service or the courts. Accordingly, no assurance can be given that the opinion expressed herein, if contested, would be sustained by a court. Furthermore, the authorities upon which we rely are subject to change either prospectively or retroactively, and any change in such authorities or variation or difference in the facts from those on which we rely and assume as correct, as set forth above, might affect the conclusions stated herein.

     This opinion is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the section captioned "Material Federal Income Tax Consequences" in the Registration Statement. In giving this
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consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ MORGAN, LEWIS & BOCKIUS LLP
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                                          Morgan, Lewis & Bockius LLP